UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 North Main Street Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Vinco Ventures, Inc. (the “Company”) in current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) in October 2020, the Company, pursuant to that certain Purchase and Sale Agreement (the “Agreement”),acquired all of the issued and outstanding membership units of TBD Safety, LLC (the “Acquisition”). On May 26, 2021, pursuant to the Agreement, the Company issued a total of 764,618 shares (the “Acquisition Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) to two LLCs (the “Stockholders”). A portion of the Acquisition Shares represented more than 20% of the Company’s outstanding shares of Common Stock as of the October 16, 2020 closing date of the Acquisition (the “Percentage Threshold”).

To enable the shares issued pursuant to the Agreement to be below the Percentage Threshold, on January 3, 2022, the Company and one of the LLCs (controlled by person who served as the Company’s Chief Strategy Officer from November 2020 until September 2021) entered into a Share Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the parties agreed that (i) the LLC would return 600,000 shares of Common Stock to the Company after which the Company would cancel these 600,000 shares (the “Cancelled Shares”) and (ii) the Company would pay $1,644,000 to the LLC in exchange for the Cancelled Shares. In connection with the Exchange Agreement, the Company and the Stockholders entered into an Indemnification Agreement dated January 3, 2022 (the “Indemnification Agreement”), whereby the Company agreed to indemnify the Stockholders for any and all Losses (as defined in the Indemnification Agreement) incurred by the Stockholders, whether occurring before, on or after the date of the Exchange Agreement, in connection with the Acquisition, the Shares, the Cancelled Shares and related tax liabilities.

The closing of the Exchange Agreement occurred on January 3, 2022.

The foregoing description of the terms of the Exchange Agreement and the Indemnification Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement and the Indemnification Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company has been communicating with the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) regarding an issue of inadvertent non-compliance with Nasdaq Listing Rule 5635(a) in connection with the Agreement.

Listing Rule 5635(a) requires shareholder approval prior to the issuance of securities in an acquisition if the total number of shares issued exceed 20% of the outstanding number of shares immediately prior to the transaction. On January 5, 2022, we received a letter from Nasdaq stating that because the original number of shares issued in the Acquisition exceeded 20% of the outstanding shares immediately prior to the transaction, Nasdaq determined the Company did not comply with the Listing Rule 5635(a). Nasdaq further determined that, as a result of the Company entering into and closing the Exchange Agreement, the Company has regained compliance with the Rule and the matter is now closed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Share Exchange Agreement between the Company and One LLC
10.2	Indemnification Agreement by and among the Company and Two LLCs
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2022

VINCO VENTURES, INC.

By:	/s/ Philip Jones
Name:	Philip Jones
Title:	Chief Financial Officer